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                                                                   Exhibit 21.01


                         SUBSIDIARIES OF THE REGISTRANT
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         NAME                                             STATE OF INCORPORATION
         ----                                             ----------------------
1.    Porterhouse, Inc.                                             Delaware
2.    Morton's of Chicago, Inc.                                     Illinois
3.    Morton's of Chicago/Addison, Inc.                             Delaware
4.    Morton's of Chicago/Atlanta, Inc.                             Illinois
5.    Morton's of Chicago/Baltimore, Inc.                           Delaware
6.    Morton's of Chicago/Boca Raton, Inc.                          Delaware
7.    Morton's of Chicago/Buckhead, Inc.                            Delaware
8.    Morton's of Chicago/Chicago, Inc.                             Delaware
9.    Morton's of Chicago/Cincinnati, Inc.                          Delaware
10.   Morton's of Chicago/Clayton, Inc.                             Delaware
11.   Morton's of Chicago/Cleveland, Inc.                           Illinois
12.   Morton's of Chicago/Columbus, Inc.                            Delaware
13.   Morton's of Chicago/Dallas, Inc.                              Illinois
14.   Morton's of Chicago/Denver, Inc.                              Illinois
15.   Morton's of Chicago/Detroit, Inc.                             Delaware
16.   Morton's of Chicago/Fifth Avenue, Inc.                        Delaware
17.   Morton's of Chicago/Flamingo Road Corp.                       Delaware
18.   Morton's of Chicago/Houston, Inc.                             Delaware
19.   Morton's of Chicago/Miami, Inc.                               Delaware
20.   Morton's of Chicago/Minneapolis, Inc.                         Delaware
21.   Morton's of Chicago/Nashville, Inc.                           Delaware
22.   Morton's of Chicago/North Miami Beach, Inc.                   Delaware
23.   Morton's of Chicago/Orlando, Inc.                             Delaware
24.   Morton's of Chicago/Palm Beach, Inc.                          Delaware
25.   Morton's of Chicago/Palm Desert, Inc.                         Delaware
26.   Morton's of Chicago/Philadelphia, Inc.                        Illinois
27.   Morton's of Chicago/Phoenix, Inc.                             Delaware
28.   Morton's of Chicago/Pittsburgh, Inc.                          Delaware

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29.   Morton's of Chicago/Portland, Inc.                            Delaware
30.   Morton's of Chicago/Puerto Rico, Inc.                         Delaware
31.   Morton's of Chicago/Raleigh, Inc.                             Delaware
32.   Morton's of Chicago/Rosemont, Inc.                            Illinois
33.   Morton's of Chicago/Sacramento, Inc.                          Delaware
34.   Morton's of Chicago/San Antonio, Inc.                         Delaware
35.   Morton's of Chicago/San Diego, Inc.                           Delaware
36.   Morton's of Chicago/San Francisco, Inc.                       Delaware
37.   Morton's of Chicago/Santa Ana, Inc.                           Delaware
38.   Morton's of Chicago/Schaumburg, Inc.                          Delaware
39.   Morton's of Chicago/Scottsdale, Inc.                          Delaware
40.   Morton's of Chicago/Seattle, Inc.                             Delaware
41.   Morton's of Chicago/Virginia, Inc.                            Illinois
42.   Morton's of Chicago/Washington, DC, Inc.                      Delaware
43.   Morton's of Chicago/Washington Square, Inc.                   Delaware
44.   Morton's of Chicago/West Street, Inc.                         Delaware
45.   Morton's of Chicago/Westbrook, Inc.                           Illinois
46.   Morton's, Inc.                                                Illinois
47.   Porterhouse of Los Angeles, Inc.                              Delaware
48.   MOCGC Corp.                                                   Virginia
49.   Addison Steakhouse, Inc.                                      Texas
50.   Chicago Steakhouse, Inc.                                      Texas
51.   Houston Steakhouse, Inc.                                      Texas
52.   San Antonio Steakhouse, Inc.                                  Texas
53.   Salt Lake City Steakhouse, Inc.                               Utah
54.   Morton's of Chicago Holding, Inc.                             Delaware
55.   Morton's of Chicago/Boston LLC                                Delaware
56.   Arnie Morton's of Chicago/Burbank LLC                         Delaware
57.   Morton's of Chicago/Charlotte LLC                             Delaware
58.   Morton's of Chicago/Crystal City LLC                          Delaware
59.   Morton's of Chicago/Denver Crescent Town Center LLC           Delaware
60.   Arnie Morton's of Chicago/Figueroa LLC                        Delaware
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61.   Morton's of Chicago/Great Neck LLC                            Delaware
62.   Morton's of Chicago/Hackensack LLC                            Delaware
63.   Morton's of Chicago/Hartford LLC                              Delaware
64.   Morton's of Chicago/Honolulu LLC                              Delaware
65.   Morton's of Chicago/Indianapolis LLC                          Delaware
66.   Morton's of Chicago/Jacksonville LLC                          Delaware
67.   Morton's of Chicago/Kansas City LLC                           Delaware
68.   Morton's of Chicago/King of Prussia                           Delaware
69.   Morton's of Chicago/LaJolla LLC                               Delaware
70.   Morton's of Chicago/Louisville LLC                            Delaware
71.   Morton's of Chicago/New Orleans LLC                           Delaware
72.   Morton's of Chicago/Pittsburgh LLC                            Delaware
73.   Morton's of Chicago/Raleigh LLC                               Delaware
74.   Morton's of Chicago/Reston LLC                                Delaware
75.   Morton's of Chicago/Richmond LLC                              Delaware
76.   Morton's of Chicago/Salt Lake City LLC                        Delaware
77.   Morton's of Chicago/Schaumburg LLC                            Delaware
78.   Morton's of Chicago/Stamford LLC                              Delaware
79.   Morton's of Chicago/Wisconsin LLC                             Delaware
80.   Bertolini's of Costa Mesa LLC                                 Delaware
81.   Bertolini's of Irvine Center LLC                              Delaware
82.   Bertolini's of Phillips Place LLC                             Delaware
83.   Morton's of Chicago Asia (Singapore) Pte Ltd.                 Singapore
84.   Morton's of Chicago (Singapore) Pte Ltd.                      Singapore
85.   Morton's of Chicago/Hong Kong Limited                         Hong Kong
86.   Morton's of Chicago/Australia Pty Limited                     Australia
87.   Morton's of Chicago/Sydney Pty Limited                        Australia
88.   Morton's of Chicago/Toronto, Inc.                             Canada
89.   Morton's of Chicago/Vancouver, Inc.                           Canada
90.   Morton's of Chicago Mauritius Holding Corp.                   Mauritius
91.   Morton's of Chicago Kowloon Limited                           Hong Kong
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92.   Peasant Holding Corp.                                         Delaware
93.   Mick's at Fair Oaks, Inc.                                     Delaware
94.   Mick's at Annapolis Mall, Inc.                                Delaware
95.   Mick's at Pennsylvania Ave., Inc.                             Delaware
96.   Italian Restaurant Holding Corp.                              Delaware
97.   Bertolini's Restaurants, Inc.                                 Delaware
98.   Bertolini's of Circle Centre, Inc.                            Delaware
99.   Bertolini's of Fashion Outlet, Inc.                           Delaware
100.   Bertolini's of King of Prussia, Inc.                         Delaware
101.  Bertolini's of Las Vegas, Inc.                                Delaware
102.  Bertolini's at Market Square, Inc.                            Delaware
103.  Bertolini's of Village Square, Inc.                           Delaware
104.  Bertolini's of WhiteFlint Mall, Inc.                          Delaware
105.  Quantum Restaurant Development Corporation                    Georgia
106.  Santa Fe Steakhouse & Cantina Corp.                           Delaware

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